Exhibit 10.1

AMENDMENT NO. 2. TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 (the “Amendment”) is made and entered into effective as of March 21, 2017 (the “Effective Date”) to that EMPLOYMENT AGREEMENT made and entered into as of December 13, 2013 (the “Agreement”) by and between FTI Consulting, Inc., a Maryland corporation with its principal offices in Annapolis, Maryland (the “Company”), and Steven Gunby (the “Executive,” and together with the Company, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties desire to amend certain terms of the Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and in the Agreement, the Parties mutually agree as follows:

1. Section 11(a) Termination for any Reason. SECTION 11(a) of the Agreement is hereby amended by adding a new clause (vi) thereto, to read in its entirety as follows:

“, and (vi) only in the case of termination by the Company or the Executive on account of death or Disability, a pro-rated annual incentive bonus for the performance year of termination based on actual performance results for such performance year, determined by multiplying (x) the amount of such annual incentive bonus (if any) which would be due and payable for the full performance year in which such termination occurred had such termination event not occurred, by (y) a fraction, the numerator of which is the number of days from the beginning of the performance year through (and excluding) the date of termination, and the denominator of which is 365, which amount (if any) shall be paid in a lump sum in cash when annual incentive bonuses for such performance year are paid to other eligible senior executives of the Company (the “Pro-rated Annual Incentive Bonus”).”

2. Section 11(b) Termination by the Company without Cause or by the Executive for Good Reason. SECTION 11(b) of the Agreement is hereby amended by deleting current clause (iii) thereof and replacing it with a new clause (iii), to read in its entirety as follows:

“(iii) any Pro-rated Annual Incentive Bonus;”

3. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

4. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have signed this Amendment as of the Effective Date.

FTI CONSULTING, INC.

By:	/S/ CURTIS LU
Name:	Curtis Lu
Title:	General Counsel

EXECUTIVE

By:	/S/ STEVEN H. GUNBY
Steven H. Gunby